Exhibit 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 05-23

XTO ENERGY ANNOUNCES RECORD EARNINGS, REVENUES,

CASH FLOW AND PRODUCTION IN SECOND QUARTER

FORT WORTH, TX (July 19, 2005) – XTO Energy Inc. (NYSE-XTO) today reported record second quarter 2005 production of 1.303 billion cubic feet equivalent (Bcfe) per day, up 37% from the second quarter 2004 level of 954 million cubic feet equivalent (MMcfe) per day. Total revenues for the second quarter were a record $748.7 million, a 68% increase from $444.7 million the prior year. Earnings for the quarter reached a record $219.7 million, or 61 cents per share, a 122% increase from second quarter 2004 earnings of $99.1 million, or 30 cents per share. After adjusting for the after-tax effects of performance share compensation and derivative fair value loss, adjusted earnings for second quarter 2005 were $220.1 million, or 61 cents per share. Second quarter 2004 adjusted earnings were $134.6 million, or 41 cents per share.

Operating income for the quarter was $385.3 million, a 105% increase from second quarter 2004 operating income of $187.8 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities and exploration expense, was a record $478.6 million, up 68% from 2004 second quarter comparable operating cash flow of $285.6 million. See the last page of this release for further explanation and reconciliation of non-GAAP financial measures.

The Company set quarterly records for its oil and gas production. Second quarter daily gas production averaged 1.019 Bcf, up 27% from second quarter 2004 daily production of 803 MMcf. Daily oil production for the second quarter was 37,022 barrels, a 109% increase from the second quarter 2004 level of 17,682 barrels. During the quarter, natural gas liquids production was 10,305 barrels per day, a 38% increase from the prior year quarter rate of 7,463 barrels per day.

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XTO Energy Announces Record Earnings, Revenues, Cash Flow and Production in Second Quarter

“Steady growth through the disciplined combination of development drilling and producing property acquisitions continues to drive record results for XTO. With quarterly production up 37% from 2004, the Company recorded its best financial performance ever. Year over year, revenues, earnings per share and operating cash flow increased by 68%, 103% and 68%, respectively,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “With the conviction that commodity prices would remain stronger for longer, over the past 2 years our team has purchased about $4 billion of hand-picked producing properties, rich with development opportunities at compelling economics. The combination of these well-timed acquisitions and our existing development inventory positions XTO for continued growth and prosperity. With a strong drilling program ahead in 2005, we have increased our production growth target for the year to a range of 27-29%.”

“This quarter’s results reflect outstanding performance from our producing regions where we operated 54 drilling rigs and merged new acquisitions into our operations,” noted Keith A. Hutton, President. “In East Texas, the Freestone Trend averaged 480 gross MMcf per day, up about 6% from the first quarter. With the recent completion of pipeline and processing infrastructure projects, we look to a growth target above 730 MMcf per day in Freestone over the next few years. In the Barnett Shale, daily gross gas production hit 165 MMcf, up from 32 MMcf last quarter, making XTO the second largest producer. Our 17 rigs working in this play will continue to drive production growth. In the Permian Region, workover and drilling efforts on the properties acquired in 2004 increased oil production another 4% over first quarter gains. Recent Permian acquisitions from Exxon will add further volume growth and future development opportunities. Overall, from coal bed methane production to tight-gas, to shale, to oil, our team has built a production base positioned to grow - - - with shallow underlying decline, healthy development economics and a prolific low-risk drilling inventory.”

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XTO Energy Announces Record Earnings, Revenues, Cash Flow and Production in Second Quarter

The average realized gas price for the second quarter increased 22% to $6.10 per thousand cubic feet (Mcf) from $5.00 per Mcf in second quarter 2004. Natural gas liquids prices averaged $30.29 per barrel for the quarter, 29% higher than the 2004 quarter average price of $23.43. The second quarter average oil price was $43.35 per barrel, an 18% increase from last year’s second quarter average price of $36.61.

For the first six months of 2005, the Company reported earnings of $386 million or $1.09 per share, compared with earnings of $193.2 million or 60 cents per share for the same 2004 period. Year-to-date 2005 earnings include the effects of a derivative fair value loss and non-cash incentive compensation. Excluding these items, year-to-date 2005 earnings were $410.5 million, or $1.16 per share compared to year-to-date 2004 adjusted earnings of $253.7 million, or 79 cents per share. Operating cash flow was $888.4 million for the first half of 2005, compared with $550.4 million for the 2004 period. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures. Total revenues for the first six months of 2005 were $1.4 billion, a 64% increase from revenues of $839.5 million for the same 2004 period. Year-to-date operating income was $671.1 million, an 88% increase from $356.8 million for the first half of 2004.

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XTO Energy Announces Record Earnings, Revenues, Cash Flow and Production in Second Quarter

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s second quarter 2005 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 p.m. (EDT) on Tuesday, July 19, 2005. The webcast may be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to commodity prices, development opportunities, economics of opportunities, continued growth and prosperity, production growth target in 2005, daily growth target in the Freestone Trend, volume growth and drilling inventory are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and personnel, higher than expected production costs and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC.

(in thousands, except production, per share and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Consolidated Income Statements

REVENUES

Gas and natural gas liquids	$594,135	$381,605	$1,086,698	$731,737
Oil and condensate	146,053	58,907	280,018	99,823
Gas gathering, processing and marketing	8,638	4,526	15,262	8,400
Other	(91)	(289)	(4,326)	(447)

Total Revenues	748,735	444,749	1,377,652	839,513

EXPENSES

Production	93,096	53,748	177,196	102,929
Taxes, transportation and other	69,370	38,260	128,807	74,823
Exploration (a)	5,707	1,649	7,372	2,670
Depreciation, depletion and amortization	155,326	93,021	284,636	174,925
Accretion of discount in asset retirement obligation	2,768	1,716	5,483	3,322
Gas gathering and processing	2,080	1,382	3,459	3,719
General and administrative (b)	34,771	67,227	85,074	113,981
Derivative fair value (gain) loss (c)	340	(13)	14,509	6,362

Total Expenses	363,458	256,990	706,536	482,731

OPERATING INCOME	385,277	187,759	671,116	356,782

OTHER EXPENSE

Interest expense, net (d)	37,796	22,242	66,795	41,879

INCOME BEFORE INCOME TAX	347,481	165,517	604,321	314,903

INCOME TAX

Current	29,102	8,209	52,314	14,966
Deferred	98,711	58,219	166,044	106,712

Total Income Tax Expense	127,813	66,428	218,358	121,678

NET INCOME	$219,668	$99,089	$385,963	$193,225

EARNINGS PER COMMON SHARE

Basic	$0.61	$0.30	$1.09	$0.60

Diluted	$0.60	$0.30	$1.07	$0.60

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	360,994	326,208	354,213	319,468

Diluted	366,714	329,215	359,390	322,295

Average Daily Production

Gas (Mcf)	1,018,966	803,229	970,594	787,336
Natural Gas Liquids (Bbls)	10,305	7,463	10,444	7,115
Oil (Bbls)	37,022	17,682	36,328	15,576
Natural Gas Equivalents (Mcfe)	1,302,930	954,104	1,251,227	923,481

Average Sales Prices (e)

Gas (per Mcf)	$6.10	$5.00	$5.87	$4.90
Natural Gas Liquids (per Bbl)	$30.29	$23.43	$29.70	$22.86
Oil (per Bbl)	$43.35	$36.61	$42.59	$35.21

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XTO ENERGY INC. (continued)

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Consolidated Statement of Cash Flows Data

Net Income	$219,668	$99,089	$385,963	$193,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	155,326	93,021	284,636	174,925
Accretion of discount in asset retirement obligation	2,768	1,716	5,483	3,322
Non-cash incentive compensation	309	30,599	23,899	63,823
Deferred income tax	98,711	58,219	166,044	106,712
Non-cash derivative fair value (gain) loss	(7,652)	211	4,319	5,597
Other non-cash items	3,738	1,143	10,673	137
Changes in operating assets and liabilities	(73,997)	(48,024)	(94,817)	(50,223)

Cash Provided by Operating Activities	$398,871	$235,974	$786,200	$497,518

	June 30, 2005	December 31, 2004
	(Unaudited)
Consolidated Balance Sheet Data

Cash and cash equivalents	$7,033	$9,700

Current Assets	$538,169	$436,965
Less:
Derivative fair value (f)	5,635	14,713
Deferred income tax benefit (f)	44,259	22,613

Current Assets, excluding derivative fair value and deferred income tax benefit	$488,275	$399,639

Net Property and Equipment	$7,490,413	$5,624,378

Total Assets	$8,439,537	$6,110,372

Current Liabilities	$626,556	$500,966
Less - Derivative fair value (f)	144,732	75,534

Current Liabilities, excluding derivative fair value	$481,824	$425,432

Long-term Debt	$3,128,673	$2,042,732

Total Stockholders’ Equity	$3,287,033	$2,599,373
Add - Accumulated other comprehensive loss (f)	67,248	28,882

Total Stockholders’ Equity excluding accumulated other comprehensive loss	$3,354,281	$2,628,255

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XTO ENERGY INC. (continued)

(a)	Primarily includes geological and geophysical costs.
(b)	Includes stock-based incentive compensation of $300,000 in the three-month and $23.9 million in the six-month 2005 periods and $37.7 million in the three-month and $70.9 million in the six-month 2004 periods. Included in these 2004 period amounts is $7.1 million cash compensation related to cash-equivalent performance shares.

The three-month and six-month 2004 periods also include a special one-time bonus of $11.7 million relating to the Company’s $1.4 billion of acquisitions from ChevronTexaco and ExxonMobil announced during second quarter 2004.

(c)	Reflects the change in fair value of derivative financial instruments not providing effective hedges.
(d)	Net of capitalized interest of $1.3 million in the three-month and $2.3 million in the six-month 2005 periods and $600,000 in the three-month and $1.3 million in the six-month 2004 periods.
(e)	Average sales prices include realized gains and losses on hedge derivatives.
(f)	These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are reflected on a basis more comparable to earnings estimates provided by securities analysts.

•	Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in thousands) (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$219,668	$99,089	$385,963	$193,225
Adjustments, net of tax:
Non-cash incentive compensation	195	23,768	15,271	44,699
Derivative fair value (gain) loss	215	(8)	9,272	4,008
Special acquisition-related bonus (nondeductible for tax)	—	11,734	—	11,734

Adjusted earnings	$220,078	$134,583	$410,506	$253,666

Adjusted earnings – basic	$0.61	$0.41	$1.16	$0.79

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•	Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•	Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in thousands) (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash Provided by Operating Activities	$398,871	$235,974	$786,200	$497,518
Changes in operating assets and liabilities	73,997	48,024	94,817	50,223
Exploration expense	5,707	1,649	7,372	2,670

Operating Cash Flow	$478,575	$285,647	$888,389	$550,411

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